Exhibit 21.1

LIST OF SUBSIDIARIES OF NISKA GAS STORAGE PARTNERS LLC

Entity	Jurisdiction of Organization
NISKA GAS STORAGE US, LLC	Delaware
NISKA GAS STORAGE CANADA ULC	Alberta
AECO GAS STORAGE PARTNERSHIP	Alberta
NISKA GAS STORAGE LLC	Delaware
WILD GOOSE STORAGE, LLC	Delaware
NISKA PARTNERS COÖPERTIEF U.A.	Netherlands
SALT PLAINS STORAGE, LLC	Delaware
NISKA GAS STORAGE CANADA, L.P.	Delaware
NISKA GS HOLDINGS II, L.P.	Delaware
NISKA GS HOLDINGS I, L.P.	Delaware
NISKA GAS STORAGE CANADA ULC	Alberta
NISKA HOLDINGS ULC	Alberta